Exhibit 10.45

[Execution]

AMENDMENT NO. 11 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 11 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 11”), dated as of December 31, 2004, by and among Pemstar Inc., a Minnesota corporation (“Borrower”), and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Borrower, Fleet Capital Corporation, a Rhode Island corporation, in its capacity as Documentation Agent for Lenders (in such capacity, “Documentation Agent”), and the parties to the Loan Agreement as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (individually, each a “Lender” and collectively, “Lenders”), have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made, and may make, loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated April 25, 2003, by and among Agent, Borrower, certain affiliates of Borrower, Gentlelife, Inc., a California corporation, formerly known as Kinderlife Instruments Inc. (“Guarantor”), Documentation Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated April 25, 2003, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 2003, Amendment No. 3 to Loan and Security Agreement, dated as of July 10, 2003, Amendment No. 4 to Loan and Security Agreement, dated as of January 5, 2004, Amendment No. 5 to Loan and Security Agreement, dated as of January 6, 2004, Amendment No. 6 to Loan and Security Agreement, dated as of January 6, 2004, Amendment No. 7 to Loan and Security Agreement, dated as of April 12, 2004, Amendment No. 8 to Loan and Security Agreement, dated June 4, 2004, Amendment No. 9 to Loan and Security Agreement, dated September 20, 2004 and Amendment No. 10 to Loan and Security Agreement, dated October 1, 2004 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”);

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements;

WHEREAS, Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 11, Agent, Lenders and Borrower desire and intend to evidence such consent and amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(i) “Amendment No. 11” shall mean this Amendment No. 11 to Loan and Security Agreement by and among Agent, Lenders and Borrower as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Merger” shall mean the merger of Borrower and Turtle Mountain Corporation, a North Dakota corporation (“Turtle Mountain”), with Borrower as the surviving corporation.

(iii) “Merger Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced): (A) the Plan of Merger, dated January 1, 2005, by and between Borrower and Turtle Mountain, (B) the Articles of Merger, dated January 1, 2005, by and between Borrower and Turtle Mountain, and (C) all other agreements, documents or instruments executed or delivered in connection therewith.

(b) Amendments to Definitions.

(i) All references to the term “Borrower” or “Borrowers” in the Loan Agreement and in the other Financing Agreements shall be deemed, and each such reference is hereby amended, to mean Parent, as such term is defined herein.

(ii) All references to the term “Net Proceeds” in the Loan Agreement and in the other Financing Agreements shall be deemed, and each such reference is hereby amended, to add after each reference to “any Borrower or Guarantor” in such definition the following: “or any Subsidiary”.

(iii) All references to the term “Parent” in the Loan Agreement and in the other Financing Agreements (or other term that refers to such person) shall be deemed, and each such reference is hereby amended, to mean Pemstar Inc., a Minnesota corporation, as the surviving corporation pursuant to the Merger, and its successors and assigns.

(c) Interpretation. For purposes of this Amendment No. 11, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Assumption and Acknowledgment.

(a) As of the effectiveness of the Merger, Borrower (as the surviving corporation of the Merger) expressly assumes, ratifies, restates and confirms the Obligations and the Financing Agreements and confirms and ratifies its assumption of, and its continuing liability for, under and pursuant to, the Obligations and the Financing Agreements pursuant to the Merger and by operation of law. As of the result of the Merger, Borrower is acquiring the assets of Turtle Mountain subject to the existing security interests and lien therein of Agent pursuant to the Financing Agreements.

(b) Borrower acknowledges, confirms and agrees that:

(i) Borrower is indebted to Agent and Lenders for the Obligations in the amount of $34,168,142.54 as of the close of business on December 28, 2004, which amount is unconditionally owing by Borrower to Agent and Lenders, together with interest accrued and accruing, all without offset, defense of counterclaim of any kind, nature or description whatsoever; and

(ii) without limiting the generality of the foregoing, after giving effect to the Merger, (A) the Merger shall not in any way limit, impair or adversely affect the Obligations now or hereafter owed to Agent and Lenders, or any security interests or liens of Agent in the assets and properties of Borrower securing the same, and (B) the security interests, liens and rights of Agent and Lenders in and to all of the assets and properties of Borrower.

3. Dissolution of Guarantor. Borrower hereby confirms and represents to Agent and Lenders that Guarantor has been dissolved on or about December 22, 2004 as set forth in the letter from Borrower to Agent, dated December 2, 2004, notifying Agent of the dissolution of Guarantor in accordance with the requirements of Section 9.7(c)(ii) of the Loan Agreement and each of the conditions set forth therein have been and were duly satisfied upon the dissolution of Guarantor.

4. Sale of Equipment by Subsidiaries.

(a) Section 9.7(b)(i) is hereby amended by adding the following phrase to the end of such Section:

“and sales of inventory by any Subsidiary of Borrower in the ordinary course of business,”

(b) Section 9.7(b)(ii) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(ii) the sale or other disposition of equipment of Borrower or any Subsidiary of Borrower (including worn-out or obsolete equipment or equipment no longer used or useful in the business of Borrower or such Subsidiary) so long as (A) such sales or other dispositions by Borrower or any Subsidiary, other than a Foreign Subsidiary, do not involve equipment having an aggregate fair market value in excess of $500,000 for all such equipment disposed of in any fiscal year of Borrower or as Agent may otherwise agree or (B) such sales or other dispositions by Foreign Subsidiaries do not involve equipment having an aggregate fair market value in excess of $1,500,000 for all such equipment disposed of in any fiscal year of the Foreign Subsidiaries or as Agent may otherwise agree,”

(c) Section 9.7(b)(iii) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(iii) in addition to sales or other dispositions of equipment permitted under clause (ii) above, the sale or other disposition of equipment of Borrower or any Subsidiary of Borrower to Borrower or any Subsidiary of Borrower so long as (A) such sales or other dispositions by Borrowers or any Subsidiary, other than a Foreign Subsidiary, do not involve equipment having an aggregate fair market value in excess of $750,000 for all such equipment disposed of in any fiscal year of Borrower or such Subsidiary or as Agent may otherwise agree and (B) such sales or other dispositions by Foreign Subsidiaries do not involve equipment having an aggregate fair market value in excess of $2,250,000 for all such equipment disposed of in any fiscal year of the Foreign Subsidiaries or as Agent may otherwise agree, and”

5. Sale Leaseback of Equipment by Subsidiaries.

(a) Section 9.7(b) is hereby amended by adding a new Section 9.7(b)(ix) at the end thereof as follows:

“(ix) in addition to sales or other dispositions of equipment permitted under clauses (ii) and (iii) above, the sale by any Subsidiary of Borrower of equipment of such Subsidiary provided, that, as to any such sale each of the following conditions is satisfied: (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of the proposed sale by such Subsidiary of any of such equipment, which notice shall specify the parties to such sale, the purchase price and manner of payment thereof, the equipment to be sold, and such other information with respect thereto as Agent may request, (B) all of the Net Proceeds payable to, or for the benefit of such Subsidiary in respect of such sale shall be in the form of immediately available funds received by such Subsidiary or on the effective date of the transfer of the title to such equipment, (C) except as Agent may otherwise agree, all Net Proceeds from such sale, other than sales by Foreign Subsidiaries, shall be paid directly by the purchaser to Agent for application to the Obligations in such order and manner as Agent may determine, (D) such sale shall be on commercially reasonable terms in a bona fide arms’ length transaction with a person that is not an Affiliate, (E) all of such equipment so sold shall be leased back by the purchaser thereof to such Subsidiary and the respective Indebtedness arising pursuant to any such lease shall be permitted under Section 9.9(j) hereof, (F) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; provided, that, such sales by Foreign Subsidiaries to any party other than Borrower or any Subsidiary do not involve equipment having an aggregate fair market value in excess of $2,500,000 for all such equipment disposed of in any fiscal year of the Foreign Subsidiaries or as Agent may otherwise agree,”

6. Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

(a) This Amendment No. 11 has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(b) The Merger is valid and effective in accordance with the Merger Agreements and the corporation statutes of the State of Minnesota and the State of North Dakota and Borrower is the surviving corporation pursuant to the Merger.

(c) All actions and proceedings required by the Merger Agreements, applicable law and regulation (including but not limited to, compliance with Hart-Scott-Rodino Anti-Trust Improvement Acts of 1976, as amended by all applicable securities laws) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

(d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no government action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

(e) The security interests in and liens upon the assets and properties of Turtle Mountain in favor of Agent shall continue upon such assets and properties to which Borrower shall succeed pursuant to the Merger and such security interests and liens and their perfection and priority shall continue in all respects in full force and effect. Without limiting the generality of the foregoing, the Merger shall in no way limit, impair or adversely affect the Obligations, howsoever arising, or any security interests or liens securing the same.

(f) The Merger and the other arrangements contemplated herein do not violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect and do not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which Borrower is a party or by which it or any of its assets may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower or violate any provision of the Certificate of Incorporation or By-Laws of Borrower.

(g) Borrower has delivered, or caused to be delivered, to Agent a true, correct and complete copy of the Merger Agreements.

(h) No action of, or filing with, or consent or any governmental or public body or authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 11 other than such filings with the Securities and Exchange Commission as Borrower may deem advisable to comply with applicable law.

(i) After giving effect to the provisions of this Amendment No. 11, no Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 11 as a result of or in connection with the Merger.

(j) (i) The winding up, liquidation and dissolution of Guarantor has not and shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and has not conflicted with or resulted in the breach of, or constituted a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which Borrower is a party or may be bound, (ii) such dissolution has been done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such dissolution, all of the assets and properties of Guarantor have been duly and validly transferred and assigned to Borrower, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent, (iv) Borrower does not have and shall not assume any Indebtedness, obligations or liabilities as a result of such dissolution, or otherwise become liable in respect of any obligations or liabilities of Guarantor, unless such Indebtedness is otherwise expressly permitted under the Loan Agreement, (v) Agent received not less than ten (10) Business Days’ prior written notice of the intention of Guarantor to dissolve, and (vi) as of the date of such dissolution and after giving effect thereto, no Default or Event of Default exists or has occurred.

7. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to:

(a) the receipt by Agent of this Amendment No. 11 duly authorized, executed and delivered by the parties hereto;

(b) the receipt by Agent of the approval of Required Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 11;

(c) each of the Merger Agreements and the transactions contemplated thereby shall have been or shall be duly authorized, executed and delivered by the respective parties thereto prior to or contemporaneously with the effectiveness thereof;

(d) all conditions precedent to the obligations of the parties to the Merger Agreements shall have been fulfilled (and not merely waived, except if approved in writing by Agent), at or before the consummation of the Merger;

(e) all actions and proceedings required by the Merger Agreements, applicable law or regulation and the transactions contemplated thereby shall have been duly and validly taken in accordance with the terms thereof, and all required consents thereto under any agreement, document or instrument to which Borrower, Turtle Mountain or any of their affiliates is a party or by which any of its or their properties are bound, and all applicable consents or approvals of each Governmental Authority, shall have been obtained and be in full force and effect;

(f) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the Merger Agreements, duly executed, authorized and delivered by each of the parties thereto;

(g) receipt by Agent of evidence, in form and substance satisfactory to Agent, that (i) the Articles of Merger with respect to the Merger have been filed with the Secretary of State of Minnesota and such merger is valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of Minnesota, and (ii) the Merger is valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of North Dakota;

(h) Agent shall have received evidence that all of the assets and properties of Guarantor have been duly and validly transferred and assigned to Borrower, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent;

(i) Agent shall have received copies of such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of the assets of Guarantor to Borrower;

(j) Agent shall have received copies of all documents and agreements that Borrower has filed with any Governmental Authority or as are otherwise required to effectuate the dissolution of Guarantor;

(k) Agent shall have received, in form and substance satisfactory to Agent, a written consent from the Required Lenders; and

(l) each of the conditions set forth above have been satisfied on or before January 4, 2005.

8. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 11 or with respect to the subject matter of this Amendment No. 11. To the extent of conflict between the terms of this Amendment No. 11 and the other Financing Agreements, the terms of this Amendment No. 11 shall control. The Loan Agreement and this Amendment No. 11 shall be read and construed as one agreement.

9. Governing Law. The validity, interpretation and enforcement of this Amendment No. 11 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

10. Binding Effect. This Amendment No. 11 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 11.

12. Counterparts. This Amendment No. 11 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 11, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 11 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 11. Any party delivering an executed counterpart of this Amendment No. 11 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 11, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 11 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent

By:	/s/ Brian Hynds
Title:	Vice President

BORROWER

PEMSTAR INC.

By:	/s/ Greg S. Lea
Title:	Chief Financial Officer